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                                  EXHIBIT 21.1

                           SUNGARD DATA SYSTEMS INC.
                         SUBSIDIARIES OF THE REGISTRANT

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NAME OF SUBSIDIARY                             JURISDICTION OF INCORPORATION

ADS Associates, Inc./1//2/                              California

BancWare, Inc. /1/                                     Massachusetts

Bi-Tech Software Inc./1/                                 Delaware

Corbel & Co./1//3/                                        Florida

FPH, Front & Prosoftia Holding AB/4//5/                   Sweden

Infinity Financial Technology, Inc./1//7/                Delaware

Intelus Corporation/1/                                   Delaware

MACESS Corporation/1/                                     Alabama

May Consulting Incorporated/1/                            Illinois

Med Data Systems, Inc./1/                               California

Portfolio Administration Limited/5//8/                United Kingdom

Renaissance Software Inc./1//5/                         California

Shaw Data Inc./1//9/                                     Delaware

SIS Europe Holdings Inc./1//6/                           Delaware

SSI 2 Inc./1//6/                                         Delaware

SunGard Asset Management Systems Inc./1/                 Delaware

SunGard Business Systems Inc./1//10/                     Delaware

SunGard Computer Services Inc./1/                      Pennsylvania

SunGard CSS Inc./1/                                      Delaware

SunGard Dealing Systems Pty Limited/11//12/              Australia

SunGard DIS Inc./1//6/                                   Delaware

SunGard/DML Inc./1/                                      Delaware

SunGard Finance SAS/13/                                   France

SunGard Financial Systems Inc./1//14/                    Delaware

SunGard Holdings Limited/6//15/                       United Kingdom

SunGard Insurance Systems Inc./1/                        Delaware

SunGard Investment Systems Inc./1//16/                   Delaware

SunGard Investment Ventures, Inc./6//17/                 Delaware

SunGard Recovery Services Inc./1//5//18/               Pennsylvania

SunGard Shareholder Systems Inc./1/                      Delaware

SunGard Software, Inc./4//6/                             Delaware

SunGard Systems International Inc./1//19/              Pennsylvania

SunGard Systems Limited/8/                            United Kingdom

SunGard Systems Pty Limited/4//20/                       Australia

SunGard Trust Systems Inc./1/                         North Carolina

Wall Street Concepts Inc./1/                             New York
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(1)  Wholly owned subsidiary of SunGard Investment Ventures, Inc.

(2) Conducts certain operations through three wholly owned foreign subsidiaries.

(3)  Conducts certain operations through one wholly owned domestic subsidiary.

(4)  Wholly owned subsidiary of SunGard Systems International Inc.

(5)  Conducts certain operations through two wholly owned foreign subsidiaries.

(6)  Not an operating company.

(7) Conducts certain operations through one wholly owned domestic subsidiary and six wholly owned foreign subsidiaries.

(8)  Wholly owned subsidiary of SunGard Holdings Limited.

(9) Conducts certain operations through two wholly owned foreign subsidiaries and SunGard Systems Limited.

(10) Organized into, and conducts business under the names of, three operating divisions--SunGard Asset Management Systems ("SAMS"), SunGard Employee Benefit Systems ("SEBS") and SunGard Mailing Services. SAMS conducts certain operations through SunGard Systems Limited, and SEBS conducts certain operations through SunGard Systems Limited and SunGard Systems Pty Limited.

(11) Wholly owned subsidiary of SunGard DIS Inc.

(12) Conducts certain operations through three foreign sister corporations, all of which are wholly owned subsidiaries of SunGard DIS Inc.

(13) Owned by SunGard Investment Ventures, Inc. and SIS Europe Holdings Inc.

(14) Organized into, and conducts business under the names of, two operating divisions -- SunGard Brokerage Systems and SunGard Securities Systems. Sometimes conducts business under the names Money Management Systems, Phase3 Systems, Warrington Financial Systems and Wismer Associates.

(15) Owned by SunGard Investment Ventures, Inc. and SunGard Systems International Inc.

(16) Conducts certain operations through SunGard Systems Limited and SunGard Systems Pty Limited.

(17) Wholly owned subsidiary of SunGard Data Systems Inc.

(18) Organized into, and conducts business under the names of, two operating divisions--SunGard Recovery Services and SunGard Planning Solutions.

(19) Organized into two operating divisions--SunGard Capital Markets (whose business is in the process of merging with Infinity Financial Technology, Inc. and Renaissance Software Inc. under the name "Infinity") and SunGard Futures Systems. Conducts certain operations through ten wholly owned foreign subsidiaries including FPH, Front & Prosoftia Holding AB, SunGard Systems Limited and SunGard Systems Pty Limited.

(20) Conducts certain operations through one wholly owned foreign subsidiary.

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